Exhibit 10.1

Execution Version
THIRD AMENDMENT
THIRD AMENDMENT under the Credit Agreement referred to below, dated as of November 2, 2017 (this “Third Amendment”), among THE HERTZ CORPORATION, a Delaware corporation (together with its successors and assigns, the “Parent Borrower”), the other Loan Parties party hereto, the several banks and other financial institutions parties hereto as Lenders and the Administrative Agent (as defined below).
RECITALS
WHEREAS, the Parent Borrower is party to that certain Credit Agreement, dated as of June 30, 2016 (as amended by the First Amendment, dated as of February 3, 2017 (the “First Amendment”), and the Second Amendment, dated as of February 15, 2017 (the “Second Amendment”) and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, the several banks and other financial institutions from time to time parties thereto, Barclays Bank PLC, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”), Credit Agricole Corporate and Investment Bank, as syndication agent, and Bank of America, N.A., Bank of Montreal, BNP Paribas, Citibank, N.A., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and Royal Bank of Canada, each as a co-documentation agent;
WHEREAS, the Parent Borrower has requested that the Lenders consent to the amendments to the Credit Agreement as set forth herein.
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Section 2.	Amendments to Credit Agreement.

(a)	Section 1.1 of the Credit Agreement (Defined Terms) is hereby amended as follows:

(i)by deleting clause (x)(i) of the definition of “Consolidated First Lien Leverage Ratio” and inserting in lieu thereof the following:
“(i) Consolidated First Lien Indebtedness shall be calculated, without duplication, after giving pro forma effect to the entire amount of the Outstanding Revolving Commitments and the entire committed amount of any other corporate revolving credit facility (less the aggregate then undrawn and unexpired amount of the then outstanding letters of credit under such revolving credit facility, in an amount not to exceed $800.0 million when taken with the amount deducted pursuant to clause (b) of the definition of Outstanding Revolving Commitments) of the Parent Borrower and its Restricted Subsidiaries that is secured on a pari passu basis by the same Collateral securing the Loans and”
(ii)by deleting the definition of “Indentures” and inserting in lieu thereof the following:

““Indentures”: the Senior September 2010 Indenture, the Senior December 2010 Indenture, the Senior February 2011 Indenture, the Senior October 2012 Indenture, the Senior November 2013 Indenture, the Senior September 2016 Euro Indenture, the Senior September 2016 US Indenture, and the Senior Secured Second Priority 2022 Indenture.”
(iii) by deleting the definition of “Mortgaged Properties” and inserting in lieu thereof the following:
““Mortgaged Properties”: the collective reference to the real properties owned in fee by the Loan Parties as of the Third Amendment Effective Date and described on Schedule 5.8, or acquired after the Third Amendment Effective Date and required to be mortgaged as Collateral pursuant to the requirements of Section 7.9, including all buildings, improvements, structures and fixtures now or subsequently located thereon and owned by any such Loan Party, in each case, unless and until such time as the Mortgage on such real property is released in accordance with the terms and provisions hereof and thereof.”
(iv) by deleting the definition of “Outstanding Revolving Commitments” and inserting in lieu thereof the following:
““Outstanding Revolving Commitments”: as of any date of determination, (a) the aggregate amount of Revolving Commitments at such time minus (b) the aggregate amount of L/C Obligations outstanding pursuant to clause (a) of the definition thereof at such time; provided that the aggregate amount deducted pursuant to this clause (b) of this definition shall not, when taken with the aggregate then undrawn and unexpired amounts of then outstanding letters of credit under any other corporate revolving credit facilities included in the calculation of Consolidated First Lien Indebtedness, exceed $800.0 million.”
(v)by deleting the definition of “Refinancing Indebtedness” and inserting in lieu thereof the following:
““Refinancing Indebtedness”: Indebtedness that is Incurred to refinance any Indebtedness (or unutilized commitment in respect of Indebtedness) existing on the Closing Date or Incurred (or established) in compliance with this Agreement (including Indebtedness of the Parent Borrower that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, and Indebtedness Incurred pursuant to a commitment that refinances any Indebtedness or unutilized commitment; provided, that (1) the Refinancing Indebtedness has (x) a final Stated Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the final Stated Maturity of the Indebtedness being refinanced (or if shorter, the Tranche B-1 Revolving Maturity Date) and (y) a weighted average life to maturity no earlier than the remaining weighted average life to maturity of the Tranche B-1 Revolving Commitment, (2) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount then outstanding of the Indebtedness being refinanced, plus (y) an amount equal to any unutilized commitment relating to the Indebtedness being refinanced or otherwise then outstanding under the financing arrangement being refinanced to the extent the unutilized commitment being refinanced could be drawn in compliance with this Agreement immediately prior to such refinancing plus (z) fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred in connection with such Refinancing Indebtedness and (3) Refinancing Indebtedness shall not include Indebtedness of the Parent Borrower or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.”
(vi) by deleting the definition of “Unrestricted Cash” and inserting in lieu thereof the following:
““Unrestricted Cash”: as at any date of determination, the aggregate amount of cash, Cash Equivalents and Temporary Cash Investments included in the cash accounts listed on the consolidated balance sheet of the Parent Borrower and its consolidated Subsidiaries as of the last day of the Parent Borrower’s fiscal month ending immediately prior to such date of determination for which a consolidated balance sheet is available to the extent such cash is not classified as “restricted” for financial statement purposes (unless so classified solely (w) because of any provision under the Loan Documents or any other agreement or instrument governing other Indebtedness that is subject to any Intercreditor Agreement or any Other Intercreditor Agreement or (x) because they are subject to a Lien securing the Obligations under the Loan Documents or other Indebtedness that is subject to any Intercreditor Agreement or any Other Intercreditor Agreement or (y) because they are (or will be) used to cash collateralize or otherwise support any funded letter of credit facility or (z) because they are to be used for specified purposes in connection with a Special Purpose Financing relating to, or other financing secured by, Customer Receivables); provided that for purposes of any calculation of Consolidated First Lien Leverage Ratio or any other financial leverage ratio made to determine whether any Corporate Indebtedness is permitted to be Incurred under Section 8.10 or whether any Liens are permitted to be Incurred under Section 8.2, “Unrestricted Cash” shall not include any proceeds of such Indebtedness borrowed at the time of determination of such ratio.”
(vii) by deleting the definition of “Senior Notes” and inserting in lieu thereof the following:
““Senior Notes”: the Senior 2018 7.50% Notes, Senior 2018 4.25% Notes, the Senior Euro 2019 Notes, the Senior Euro 2021 Notes, the Senior 2019 Notes, the Senior 2020 Notes, the Senior 2021 Notes, the Senior 2022 Notes, the Senior 2024 Notes and the Senior Secured Second Priority 2022 Notes.”
(viii) by adding the following new definitions, to appear in proper alphabetical order:
““Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.”
““Flood Insurance Laws”: collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (e) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (e) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.”
““Letter of Credit Facility”: the collective reference to the Letter of Credit Agreement, any “Loan Documents” (as defined in the Letter of Credit Facility Agreement), any letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent, trademark or copyright security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the Letter of Credit Facility Agreement or one or more other credit agreements or financing agreements or otherwise, unless such agreement, instrument or document expressly provides that it is not intended to be and is not a Letter of

Credit Facility). Without limiting the generality of the foregoing, the term “Letter of Credit Facility” shall include any agreement (i) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Parent Borrower as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof. For the avoidance of doubt, for the purposes of any calculation of Consolidated First Lien Leverage Ratio, “any other corporate revolving credit facility” in clause (i) of the definition of “Consolidated First Lien Leverage Ratio” shall include the Letter of Credit Facility.”
““Letter of Credit Facility Agreement”: the Letter of Credit Agreement, dated on or about November 2, 2017, among the Parent Borrower, the several banks and other financial institutions from time to time parties thereto and Barclays Bank PLC, as administrative agent and collateral agent, as the same may be amended, supplemented, waived or otherwise modified from time to time.”
““MIRE Event”: if there are any Mortgaged Properties at such time, any increase, extension of the maturity or renewal of any of the Commitments or Loans, including an Incremental Commitment Amendment or Amendment, but excluding for the avoidance of doubt (a) any continuation or conversion of borrowings or (b) the making of any Loan.”
““PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.”
““Senior 2024 Notes”: the 5.50% Senior Notes due 2024 of the Parent Borrower, as the same may be amended, supplemented, waived or otherwise modified from time to time.”
““Senior Euro 2021 Notes”: the Euro 4.125% Senior Notes due 2021 of Hertz Holdings Netherlands B.V. guaranteed by the Parent Borrower, as the same may be amended, supplemented, waived or otherwise modified from time to time.”
““Senior Secured Second Priority 2022 Notes”: the 7.625% Senior Secured Second Priority Notes due 2022 of the Parent Borrower, as the same may be amended, supplemented, waived or otherwise modified from time to time.”
““Senior Secured Second Priority 2022 Indenture”: the Indenture governing the Senior Secured Second Priority 2022 Notes, dated as of June 6, 2017, among the Parent Borrower, the Subsidiary Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time.”
““Senior September 2016 Euro Indenture”: the Indenture governing the Senior Euro 2021 Notes, dated as of September 22, 2016, among Hertz Holdings Netherlands B.V., the Parent Borrower, the Subsidiary Guarantors from time to time party thereto and Wilmington Trust, National Association, as Trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time.”
““Senior September 2016 US Indenture”: the Indenture governing the Senior 2024 Notes, dated as of September 22, 2016, among the Parent Borrower, the Subsidiary Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time.”
““Third Amendment”: the Third Amendment, dated as of November 2, 2017, among the Parent Borrower, the other Loan Parties party thereto, the several banks and other financial institutions parties thereto and the Administrative Agent.”

““Third Amendment Effective Date”: November 2, 2017.”
(b)Section 2.4(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(b) The aggregate Tranche B-1 Term Loans of all Lenders shall be payable in consecutive quarterly installments beginning September 30, 2016, up to and including the Tranche B-1 Term Loan Maturity Date (subject to reduction as provided in Section 4.4), on the dates set forth below and in the principal amounts, subject to adjustment as set forth below, equal to the respective amounts set forth below (together with all accrued interest thereon) opposite the applicable installment dates (or, if less, the aggregate amount of such Term Loans then outstanding):

Date	Amount
Each March 31, June 30, September 30 and December 31 ending on or prior to the Third Amendment Effective Date	0.25% of the aggregate original principal amount of the Tranche B-1 Term Loans on the Closing Date
Each March 31, June 30, September 30 and December 31 ending after the Third Amendment Effective Date and prior to the Tranche B-1 Term Loan Maturity Date	0.50% of the aggregate original principal amount of the Tranche B-1 Term Loans on the Closing Date
Tranche B-1 Term Loan Maturity Date	All unpaid aggregate principal amounts of any outstanding Tranche B-1 Term Loans
”
(c)Section 4.4(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(e) Mandatory Reduction of Revolving Commitments. Each of the Tranche B-1 Revolving Commitments and the L/C Commitment Amount shall be automatically and permanently reduced on a dollar-for-dollar basis by an amount equal to the amount of any Letters of Credit (including in the case of outstanding Letters of Credit in any Designated Foreign Currency, the Dollar Equivalent of the amount thereof) that have been terminated or cancelled or have expired and substantially concurrently with such termination, cancellation or expiration, have been re-issued as letters of credit under the Letter of Credit Facility; provided, that any reduction of the Tranche B-1 Revolving Commitments and the L/C Commitment Amount pursuant to this clause (e) shall be applied on a non-ratable basis to (i) the Revolving Lenders that also have a commitment under the Letter of Credit Facility (with such reductions to be applied to such Revolving Lenders on a pro rata basis (i.e., based on a fraction (expressed as a percentage) the numerator of which is the Tranche B-1 Revolving Commitment of the respective Revolving Lender and the denominator of which shall be the aggregate amount of the Tranche B-1 Revolving Commitments of such Revolving Lenders) in accordance with the commitment schedule set forth on Annex I to the Third Amendment) and (ii) the Issuing Lenders that also have a commitment under the Letter of Credit Facility (with such reductions to be applied to such Issuing Lenders on a pro rata basis (i.e., based on a fraction (expressed as a percentage) the numerator of which is the L/C Commitment Amount of the respective Issuing Lender and the denominator of which shall be the aggregate amount of the L/C Commitment Amount of such Issuing Lenders) in accordance with the commitment schedule set forth on Annex I to the Third Amendment).”
(d)Section 5.8 of the Credit Agreement (Ownership of Property; Liens) is hereby amended by deleting the words “Closing Date” appearing in the last sentence thereof and replacing it with “Third Amendment Effective Date”.

(e)Clause (a) of Section 7.9 of the Credit Agreement (After-Acquired Real Property and Fixtures and Future Subsidiaries) is hereby amended by deleting the reference to “$10.0 million” appearing therein and replacing it with “$6.0 million”.
(f)Section 7.9 of the Credit Agreement (After-Acquired Real Property and Fixtures and Future Subsidiaries) is hereby amended by adding the following as a new Section 7.9(g) to the Credit Agreement:
“(g)    Notwithstanding the foregoing, Collateral Agent shall not enter into and no Loan Party shall be required to provide any Mortgage in respect of any improved real property acquired by any Loan Party after the Third Amendment Effective Date or to be mortgaged in connection with a MIRE Event unless Collateral Agent has provided to Lenders (i) if such Mortgaged Property relates to an improved real property not located in a Flood Zone, a completed Flood Certificate with respect to such improved real property from a third-party vendor at least ten (10) Business Days prior to entering into such Mortgage or (ii) if such Mortgaged Property relates to an improved real property located in a Flood Zone, the following documents with respect to such improved real property at least thirty (30) days prior to entering into such Mortgage: (i) a completed Flood Certificate from a third party vendor; (ii) if such improved real property is located in a Flood Zone, (A) a notification to the applicable Loan Parties of that fact and (if applicable) notification to the applicable Loan Parties that flood insurance coverage is not available and (B) evidence of the receipt by the applicable Loan Parties of such notice; and (iii) if required by Flood Insurance Laws, evidence of required flood insurance; provided that Collateral Agent may enter into any such Mortgage prior to the notice period specified above if Collateral Agent shall have received confirmation from each applicable Lender that such Lender has completed any necessary flood insurance due diligence to its reasonable satisfaction and provided further that the applicable Loan Party’s obligation to promptly grant a Mortgage under Section 7.9(a) of the Credit Agreement shall be extended for so long as is required for the Lenders to complete their flood insurance diligence and related compliance.”
(g)Section 7 of the Credit Agreement (Affirmative Covenants) is hereby amended by adding the following as a new Section 7.11 to the Credit Agreement:
“7.11    MIRE Events.    Prior to the occurrence of a MIRE Event, the Parent Borrower shall provide (and shall use commercially reasonable efforts to provide as promptly as reasonably possible prior to such MIRE Event) to Collateral Agent the following documents in respect of any Mortgaged Property: (a) a Flood Certificate; (b) if such improved real property is located in a Flood Zone, if required by Flood Insurance Laws, evidence of required flood insurance and (c) any other customary documentation that may be reasonably requested by Collateral Agent.”
(h)Section 7 of the Credit Agreement (Affirmative Covenants) is hereby amended by adding the following as a new Section 7.12 to the Credit Agreement:
“7.12    Post-Closing Actions.    Notwithstanding anything to the contrary set forth herein, to the extent not previously delivered to the Collateral Agent on or prior to the Third Amendment Effective Date, the Parent Borrower shall deliver (or cause to be delivered) to the Collateral Agent within 120 days after the Third Amendment Effective Date (or such later date as agreed by the Collateral Agent in its reasonable discretion): (i) with respect to the Mortgaged Properties on Schedule 5.8 that are not, as of the Third Amendment Effective Date, encumbered by a mortgage in favor of the Collateral Agent, Mortgages along with all applicable deliverables set forth in Section 7.9(a) with respect to such Mortgaged Properties (each in form and substance reasonably satisfactory to the Collateral Agent) and (ii) with respect to the Mortgaged Properties on Schedule 5.8 that are, as of the Third Amendment Effective Date, encumbered by a mortgage in favor of the Collateral Agent, (w) amendments to such Mortgages existing prior to the Third Amendment Effective Date in form and substance reasonably acceptable to the Collateral Agent, together with such title endorsements as are reasonably required to give effect thereto in a form reasonably acceptable to the Collateral

Agent, (x) such owner’s title affidavits as may be reasonably required by the title insurer with respect to such Mortgages, including therein any so-called “no-change” survey affidavit to the extent there have been no material changes to the applicable Mortgaged Property and (y) legal opinions relating to the amendments to the Mortgages described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent. Notwithstanding the foregoing, Collateral Agent shall not enter into and the Parent Borrower shall not be required to deliver (or cause to be delivered) any Mortgage or amendment to Mortgage under this Section 7.12 until (i) Collateral Agent has delivered the documents and other information required under paragraphs (i), (ii) and (iii) of Section 7.9(g) to each Lender expressly requesting such documents and other information and (ii) the earlier of (a) receipt by the Collateral Agent of written confirmation from each such Lender that flood insurance diligence and related compliance has been completed by such Lender (such written confirmation not to be unreasonably conditioned, withheld or delayed) and all other deliverables required by this Section 7.12 and (b) 120 days after the Third Amendment Effective Date (or such later date as agreed by the Collateral Agent in its reasonable discretion).
(i)Clause (b)(vii) of Section 8.5 of the Credit Agreement (Limitation on Restricted Payments) is hereby amended by amending and restating the second proviso appearing therein as follows:
“provided, further, that the Parent Borrower or such Restricted Subsidiary shall not make any Restricted Payment that is (i) a dividend or distribution on or in respect of, or a purchase, redemption, retirement or other acquisition for value of, Capital Stock of the Parent Borrower or (ii) an Investment in an Unrestricted Subsidiary, in each case, pursuant to this Section 8.5(b)(vii) until the RP Blocker Termination Date”
(j)Clause (b)(xv) of Section 8.5 of the Credit Agreement (Limitation on Restricted Payments) is hereby amended by adding the following proviso to the end of such clause (b)(xv)
“provided, that the Parent Borrower or any Restricted Subsidiary shall not be permitted to make any such Restricted Payments until the RP Blocker Termination Date;”
(k)Clause (b)(i) of Section 8.10 of the Credit Agreement (Limitation on Corporate Indebtedness) is hereby amended by adding the following proviso to the end of such clause (b)(i):
“provided, that (1) the maturity date of any Indebtedness Incurred under this clause (i) that is a Subordinated Obligation or is secured by Liens ranking junior in priority to the Liens securing the Obligations under the Loan Documents, in each case, Incurred on or after the Third Amendment Effective Date shall not be earlier than the Tranche B-1 Revolving Maturity Date, (2) until the first date on which either (x) the Consolidated Gross Total Corporate Leverage Ratio is equal to or less than 6.00:1.00 or (y) the Consolidated Total Corporate Leverage Ratio is equal to or less than 4.25:1.00 as of the last day of the Most Recent Four Quarter Period ending prior to the date of such determination for which consolidated financial statements of the Parent Borrower are available (calculated after giving effect to the Incurrence thereof), any Indebtedness Incurred under this clause (i) must be either a Subordinated Obligation or secured by Liens ranking junior in priority to the Liens securing the Obligations, (3) any Indebtedness Incurred under this clause (i) that is a Subordinated Obligation or is secured by Liens ranking junior in priority to the Liens securing the Obligations under the Loan Documents shall not have a weighted average life to maturity earlier than the remaining weighted average life to maturity of the Tranche B-1 Revolving Commitments, (4) any Indebtedness Incurred under this clause (i) shall not be secured by any assets other than Collateral or incurred or guaranteed by any person that is not a Loan Party, (5) any Indebtedness (x) that is secured by Liens on the Collateral Incurred under this clause (i) shall be subject to the terms of an Intercreditor Agreement or Other Intercreditor Agreement and (y) that is a Subordinated Obligation shall be subject to the terms of a subordination agreement reasonably satisfactory to the Administrative Agent (or, alternatively, the definitive documentation for such Subordinated Obligation shall contain subordination provisions reasonably satisfactory to the Administrative Agent) and (6) for the avoidance of doubt, $533.0 million of the proceeds of the Senior Secured Second Priority 2022 Notes that were used to permanently reduce Tranche B-1 Revolving Commitments Incurred under this clause (i) prior to or on the Third Amendment Effective Date shall not constitute Refinancing Indebtedness for purposes of this clause (i) and the proceeds in respect of such Senior Secured Second Priority 2022 Notes shall be deemed to have been Incurred under clause (xi) of this Section 8.10(b) as if such clause (xi) had been in effect at the time of the Incurrence thereof; provided, that, for the avoidance of doubt, all Obligations under this Credit Agreement were incurred originally pursuant to this clause (i); provided, further, that, immediately after the Third Amendment Effective Date and after giving effect to the prepayments of Tranche B-1 Term Loans and/or permanent reductions of the Tranche B-1 Revolving Commitments Incurred under this clause (i) made with the proceeds of the Senior Secured Second Priority 2022 Notes, the Borrower can Incur $542.0 million under this clause (i);
(l)Clause (b)(iii) of Section 8.10 of the Credit Agreement (Limitation on Corporate Indebtedness) is hereby amended and restated in its entirety as follows:
“(iii) any Indebtedness (other than the Indebtedness described in clause (i) or clause (ii) above) outstanding on the First Amendment Effective Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) or Section 8.10(a); provided, that, for the avoidance of doubt, $700.0 million of the proceeds of the Senior Secured Second Priority 2022 Notes were used to prepay (including, for the avoidance of doubt, the amount of such proceeds deposited with any trustee in respect of such Indebtedness for irrevocable and unconditional application to such prepayment) Indebtedness Incurred under this clause (iii) prior to, on, or substantially concurrently with, the Third Amendment Effective Date and shall constitute Refinancing Indebtedness for purposes of this clause (iii);”
(m)Clause (b) of Section 8.10 of the Credit Agreement (Limitation on Corporate Indebtedness) is hereby amended by (I) deleting the word “and” appearing at the end of clause (ix) thereof, (II) deleting the “.” appearing at the end of clause (x) thereof and replacing it with a “; and” in lieu thereof and (III) adding the following as new clauses (xi) and (xii) at the end thereof:
“(xi)    the Incurrence of Indebtedness in an aggregate principal amount of $533.0 million represented by the Senior Secured Second Priority 2022 Notes the proceeds of which were used to permanently reduce Tranche B-1 Revolving Commitments Incurred pursuant to Section 8.10(b)(i) and any Refinancing Indebtedness with respect thereto; provided, that for the avoidance of doubt, such Senior Secured Second Priority 2022 Notes shall be deemed to have been Incurred under this clause (xi) as if this clause (xi) had been in effect at the time of Incurrence of such Senior Secured Second Priority 2022 Notes; and
(xii)    Indebtedness of the Parent Borrower or any Restricted Subsidiary under the Letter of Credit Facility Agreement and any Refinancing Indebtedness in respect thereof, which aggregate Indebtedness shall not at any time outstanding exceed the sum of (A) the lesser of (I) $400.00 million and (II) the amount of Revolving Commitments terminated pursuant to Section 4.4(e) on or after the Third Amendment Effective Date plus (B) in the event of any refinancing of any such Indebtedness, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing; provided, that, the Letter of Credit Facility Agreement shall be secured on a pari passu basis with the Obligations hereunder and be subject to the terms of an Intercreditor Agreement or Other Intercreditor Agreement reasonably satisfactory to the Administrative Agent.”
(n)Section 11 of the Credit Agreement (Miscellaneous) is hereby amended by adding the following as a new Section 11.20 to the Credit Agreement:

“11.20 Certain ERISA Matters.    (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:
(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitment and this Agreement,
(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitment and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitment and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitment and this Agreement, or
(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that:
(i) none of the Administrative Agent, any Joint Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),
(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit,

the Commitment and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),
(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitment and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),
(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitment and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitment and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v) no fee or other compensation is being paid directly to the Administrative Agent, any Joint Lead Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitment or this Agreement.
(c) Each of the Administrative Agent and the Joint Lead Arrangers hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitment and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitment for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitment by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.”
(o) Schedule 5.8 of the Credit Agreement (Real Property) is hereby amended and restated in its entirety as set forth on Annex II attached hereto.
(p)Subject to the terms and conditions hereof and solely in connection with the transactions contemplated by this Third Amendment, the Lenders hereby (i) waive the requirement in each of Section 4.4(a)(ii) and Section 4.4(c) of the Credit Agreement that the Parent Borrower deliver notice to the Administrative Agent of its intention to prepay Revolving Loans and permanently reduce the Tranche B-1 Revolving Commitments with the proceeds of the Senior Secured Senior Priority 2022 Notes at least three (3) Business Days prior to the Third Amendment Effective Date and (ii) agree that such notice shall be permitted to be delivered on or prior to the Third Amendment Effective Date.
(q)Exhibit K of the Credit Agreement (Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing) is hereby amended and restated in its entirety as set forth on Annex III attached hereto.

Section 3.Conditions to Effectiveness of the Third Amendment. This Third Amendment shall become effective on the date (such date, the “Third Amendment Effective Date”) on which the following conditions have been satisfied or waived:
(a)Execution of Amendment. The Administrative Agent shall have received this Third Amendment executed and delivered by a duly authorized officer of the Parent Borrower, the other Loan Parties party hereto and the Required Lenders.
(b)Reduction of Tranche B-1 Revolving Commitment. Substantially contemporaneously with the Third Amendment Effective Date, the Parent Borrower shall have permanently reduced the Tranche B-1 Revolving Commitment in an amount equal to $383.0 million.
(c)Notice. The Administrative Agent shall have received an irrevocable notice executed and delivered by a duly authorized officer of the Parent Borrower, which notice shall state that the Parent Borrower agrees to permanently reduce the Tranche B-1 Revolving Commitment by an amount equal to $383.0 million substantially contemporaneously with, and subject to the occurrence of, the Third Amendment Effective date.
(d)Closing Certificate. The Administrative Agent shall have received a certificate signed by a duly authorized officer of the Parent Borrower as to the matters set forth in paragraphs (e) and (f) of this Section 3.
(e)No Default. No Default or Event of Default has occurred and is continuing both before and immediately after giving effect to the transactions contemplated hereby.
(f)Representations and Warranties. The representations and warranties of the Parent Borrower and each other Loan Party party hereto set forth in Section 4 of this Third Amendment are true and correct.
(g)Senior Notes. The Parent Borrower shall have either (i) applied all remaining unutilized proceeds from the issuance of the Senior Secured Second Priority 2022 Notes (after giving effect to any commitment reductions in respect of the Tranche B-1 Revolving Commitment) to prepay, redeem or otherwise satisfy amounts outstanding in respect of Corporate Indebtedness, which prepayment, redemption or other satisfaction (in the case of any revolving facilities so prepaid, accompanied by a corresponding permanent reduction of the commitments under such revolving facilities) shall have been consummated on or prior to, or substantially contemporaneously with, the Third Amendment Effective Date or (ii) committed to apply all remaining unutilized proceeds from the issuance of the Senior Secured Second Priority 2022 Notes to prepay, redeem or otherwise satisfy amounts outstanding in respect of Corporate Indebtedness (in the case of any revolving facilities so committed to be prepaid, accompanied by a corresponding permanent reduction of the commitments under such revolving facilities), and shall have delivered a binding, irrevocable and unconditional notice of prepayment or redemption in connection therewith.
(h)Flood Insurance. The Parent Borrower shall comply with Section 6.1(p) with respect to each Mortgaged Property on Schedule 5.8 encumbered by a mortgage in favor of the Collateral Agent on the Third Amendment Effective Date.
(i)Fees. The Parent Borrower shall have paid (or caused to be paid) to the Administrative Agent all fees required to be paid on the Third Amendment Effective Date pursuant to the Third Amendment Fee Letter, dated as of the date hereof, between the Parent Borrower and the Administrative Agent.

Section 4.Representations and Warranties. To induce the other parties hereto to enter into this Third Amendment, the Parent Borrower hereby represents and warrants, on the Third Amendment Effective Date, to the Administrative Agent and each Lender that:
(a)the execution, delivery and performance by the Parent Borrower and each other Loan Party party hereto of this Third Amendment has been duly authorized by all necessary corporate action on the part of the Parent Borrower and such other Loan Party, and will not (i) violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect, and (ii) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) on any of such Loan Party’s properties or revenues pursuant to any such Requirement of Law or Contractual Obligation;
(b)this Third Amendment constitutes a legal, valid and binding obligation of the Parent Borrower and each other Loan Party party hereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and
(c)all representations and warranties contained in the Credit Agreement are, except to the extent that they relate to a particular date, true and correct in all material respects on and as of the Third Amendment Effective Date.

Section 5.Effects on Loan Documents; Acknowledgement.

(a)Except as expressly modified hereby, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and reaffirmed in all respects and shall continue in full force and effect in accordance with its terms and nothing herein can or may be construed as a novation thereof. Except as expressly set forth herein, this Third Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent or the Loan Parties under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document. Each Loan Party reaffirms on the Third Amendment Effective Date its obligations under the Loan Documents to which it is party and the validity, enforceability and perfection of the Liens granted by it pursuant to the Security Documents. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Third Amendment Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as modified by the First Amendment, the Second Amendment and this Third Amendment. Each of the Loan Parties hereby consents to this Third Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement, as amended hereby.

(b)Without limiting the foregoing, each of the Loan Parties party to the Guarantee and Collateral Agreement and the other Security Documents, in each case as amended, supplemented or otherwise modified from time to time, hereby (i) acknowledges and agrees that all of its obligations under the Guarantee and Collateral Agreement and the other Security Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms each Lien granted by such Loan Party to the Collateral Agent for the benefit of the Secured Parties and reaffirms the guaranties made by such Loan Party pursuant to the Guarantee and Collateral Agreement, (iii) acknowledges and agrees that the grants of security interests by and the guaranties of such Loan Party contained in the Guarantee and Collateral Agreement and the other Security Documents are, and shall remain, in full force and effect after giving effect to this Third Amendment, and (iv) agrees that the Borrower Obligations and the Guarantor Obligations (each as defined in the Guarantee and Collateral Agreement) include, among other things and without limitation, the prompt and complete payment and performance by the Parent Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, the Loans.

(c)Each of the Lenders party hereto hereby consents to the amendment and restatement of the Guarantee and Collateral Agreement and, in connection therewith, authorizes (i) the Collateral Agent to enter into the Collateral Agency and Intercreditor Agreement, dated as of the date hereof, by and among the Collateral Agent, the Loan Parties and the other agents party thereto and (ii) to enter into the amendment and restatement of the Guarantee and Collateral Agreement to give effect to such Collateral Agency and Intercreditor Agreement and the Liens Incurred in connection with the Letter of Credit Facility.

Section 6.Expenses. The Parent Borrower agrees to pay or reimburse the Administrative Agent for (1) all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Third Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, and (2) the reasonable and documented fees, charges and disbursements of Latham & Watkins LLP, as counsel to the Administrative Agent.

Section 7.Counterparts. This Third Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Third Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 8.Governing Law. THIS THIRD Amendment AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS THIRD Amendment SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 9.Headings. The headings of this Third Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 10.Miscellaneous. The provisions of Sections 11.13 and 11.15 of the Credit Agreement are incorporated by reference herein and made a part hereof mutatis mutandis.
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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.
THE HERTZ CORPORATION
By:    /s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Senior Vice President and Treasurer

DOLLAR RENT A CAR, INC.
DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
DTG OPERATIONS, INC.
FIREFLY RENT A CAR LLC
HCM MARKETING CORPORATION
HERTZ CAR SALES LLC
HERTZ CLAIM MANAGEMENT CORPORATION
HERTZ GLOBAL SERVICES CORPORATION
HERTZ LOCAL EDITION CORP.
HERTZ LOCAL EDITION TRANSPORTING, INC.
HERTZ SYSTEM, INC.
HERTZ TECHNOLOGIES, INC.
HERTZ TRANSPORTING, INC.
SMARTZ VEHICLE RENTAL CORPORATION
RENTAL CAR GROUP COMPANY, LLC
THRIFTY CAR SALES, INC.
THIRFTY INSURANCE AGENCY, INC.
TRAC ASIA PACIFIC, INC.

By:    /s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Senior Vice President and Treasurer

DONLEN CORPORATION

By:    /s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Senior Vice President and Assistant Treasurer

DTG SUPPLY, LLC
By: DTG Operations, Inc., Its sole Member/Manager

By:    /s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Vice President and Treasurer

RENTAL CAR INTERMEDIATE HOLDINGS, LLC

By:    /s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Senior Vice President and Treasurer

THRIFTY, LLC
By: Dollar Thrifty Automotive Group, Inc., Its sole Member/Manager

By:    /s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Vice President and Treasurer

THRIFTY RENT-A-CAR SYSTEM, LLC
By: Thrifty, LLC, Its sole Member/Manager,
By: Dollar Thrifty Automotive Group, Inc., Its sole Member/Manager

By:    /s/ R. Scott Massengill
Name: R. Scott Massengill
Title: Vice President and Treasurer

BARCLAYS BANK PLC,
as Administrative Agent

By:    /s/ Craig Malloy
Name: Craig Malloy
Title: Director

BANK OF AMERICA, N.A., as a LC Issuer and a Lender

By:    /s/ Brian Lukehart
Name: Brian Lukehart
Title: Director

BANK OF AMERICA, N.A., CANADA BRANCH, as a LC Issuer and a Lender
By:    /s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

BANK OF MONTREAL,
as a Lender

By:    /s/ Mark Pickos
Name: Mark Pickos
Title: Managing Director

BNP PARIBAS,
as Lender

By:    /s/ Tony Baratta
Name: Tony Baratta
Title: Managing Director

By:    /s/ Nader Tannous
Name: Nader Tannous
Title: Managing Director

CITIBANK, N.A.,
as a Lender

By:    /s/ Andrew Padovano
Name: Andrew Padovano
Title: Vice President

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Lender

By:    /s/ Gordon Yip
Name: Gordon Yip
Title: Director

If a second signature is necessary:
By:    /s/ Mark Koneval
Name: Mark Koneval
Title: Managing Director

GOLDMAN SACHS BANK USA,
as Lender

By:    /s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:    /s/ Robert P. Kellas
Name: Robert P. Kellas
Title: Executive Director

ROYAL BANK OF CANADA,

as Lender

By:    /s/ Scott Umbs
Name: Scott Umbs
Title: Authorized Signatory

UNICREDIT BANK AG, NEW YORK BRANCH,
as Lender

By:    /s/ Douglas Riahi
Name: Douglas Riahi
Title: Managing Director

By:    /s/ Thilo Huber
Name: Thilo Huber
Title: Director

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:    /s/ Marcus Tarkington
Name: Marcus Tarkington
Title: Director
If a second signature is necessary:

By:    /s/ Anca Trifan
Name: Anca Trifan
Title: Managing Director

MIZUHO BANK LTD.,
as a Lender

By:    /s/ James Fayen
Name: James Fayen
Title: Managing Director

NATIXIS, NEW YORK BRANCH,
as Lender

By:    /s/ Gerry Canet
Name: Gerry Canet
Title: Managing Director

By:    /s/ Ronald Lee
Name: Ronald Lee
Title: Director

THE ROYAL BANK OF SCOTLAND PLC,
as a Lender

By:    /s/ Graham Gibson
Name: Graham Gibson
Title: Director, Large Corporate & Sectors

THE BANK OF NOVA SCOTIA,
as a Lender

By:    /s/ Paula Czach
Name: Paula Czach
Title: Managing Director